Company Contact:
NEIL G. BERKMAN
ASSOCIATES                         [LOGO]                Howard G. Anders
1900 AVENUE OF THE STARS                                 Chief Financial Officer
SUITE 2850                       HOSPITALITY             Hospitality Worldwide
LOS ANGELES, CA 90067            -----------             Services
(310) 277-5162                    WORLDWIDE              (212) 223-0699
                                  ---------
                               SERVICES, INC.
                               --------------


FOR IMMEDIATE RELEASE                                Thursday, November 13, 1997
---------------------


Third Quarter Revenue Doubles

         HOSPITALITY WORLDWIDE SERVICES (ASE) NINE MONTH REVENUE TRIPLES

                         Adopts Shareholder Rights Plan
                         ------------------------------


         NEW YORK, NEW YORK, . . . HOSPITALITY WORLDWIDE SERVICES, INC. (ASE:HWS) announced today that revenue for the nine months ended September 30, 1997 tripled to $54,240,000 from $17,657,000 for the same period of 1996. Net income after payment of preferred dividends for this year's first nine months was $1,316,000, or $0.14 per share on approximately 9,166,000 common shares outstanding, compared to $1,570,000, or $0.22 per share on approximately 7,065,000 shares outstanding, last year.

         For the three months ended September 30, 1997, revenue more than doubled to $16,532,000 from $8,240,000 for the third quarter of 1996. Net income after payment of preferred dividends was $644,000, or $0.07 per share on approximately 9,287,000 shares outstanding. This compares to net income of $831,000, or $0.12 per share on approximately 7,138,000 shares outstanding, for the same period a year earlier.

         Results for this year's first nine months reflect the acquisition of The Leonard Parker Company (LPC) on January 9, 1997. LPC generated revenue of approximately $11,300,000 for the third quarter and approximately $38,000,000 for the period since its acquisition.

         President and Chief Executive Officer Robert Berman said, "We continue to be impressed by the magnitude of the growth opportunities in our core restoration and purchasing businesses, as well as by the significant increase in activity surrounding our joint venture with Apollo Realty to acquire, renovate and reposition hotels and other properties throughout the United States."

         Berman continued, "The increase in selling, general and administrative expenses reflects the development of the infrastructure the Company needs to fully benefit from these opportunities and to support our anticipated growth." He said that SG&A expenses are expected to decline as a percentage of revenue in the future.

                                 450 Park Avenue                          (more)
                                   Suite 2603
                                  New York, NY
                                   10022-2605
                                 (212) 223-0609
                                  Fax 223-0365

HOSPITALITY WORLDWIDE SERVICES NINE MONTH REVENUE TRIPLES
November 13, 1997
Page Two

         Berman added that third quarter results also reflect additional investments in the Company's wholly-owned subsidiary, Parker Reorder, for the continuing development of the Parker FIRST software, a procurement system that allows hotels to order all products used daily at the property, such as tableware, linens, guest amenities and the like, through a direct computer line. "The market for hotel operating equipment and supplies runs to many billions of dollars, a major growth opportunity for Hospitality Worldwide Services. We expect Parker FIRST, which currently is being beta-tested by several key customers, to be fully operational by the first quarter of 1998," he said.

         The Company also announced today that its Board of Directors has adopted a Stockholder Rights Plan and declared a dividend granting to its stockholders the right to purchase for each Common Share one one-hundredth of a share of a series of preferred stock that will be established by the Company, at a price of $80.00 for each one one-hundredth of a Preference Share. The Rights will be issued on December 5, 1997 or shortly thereafter, to shareholders on that date. Initially, the Rights are attached to the Company's Common Stock and are not exercisable. They become detached from the Common Stock and become immediately exercisable after any person or group becomes the beneficial owner of 20% or more of the Company's Common Stock or 10 days after any person or group of persons publicly announces a tender or exchange offer that would result in that same beneficial ownership level.

         The Company said that the Plan is designed to protect stockholders from various abusive takeover tactics, including attempts to acquire control of the Company at an inadequate price which would deny stockholders the full value of their investments. The Plan is designed to assure that any acquisition of the Company and/or any acquisition of control of the Company would take place under circumstances in which the Board of Directors can secure the best available transaction for all of the Company's stockholders. The Plan will encourage a potential buyer to negotiate appropriately with the Board prior to attempting a takeover and will have no effect on lawful proxy solicitation activity. Details of the Plan are included with a letter which will be mailed shortly to all of the Company's stockholders.

         Through its subsidiaries, Hospitality Worldwide Services, Inc. (HWS) provides interior and exterior renovation and procurement services for the hospitality industry. HWS is based in New York; its Leonard Parker Purchasing Division is located in Coral Gables, Florida; and its Hospitality Restoration & Builders Division is headquartered in Los Angeles.

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS MAY BE DEEMED TO CONTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO EVENTS, THE OCCURRENCE OF WHICH INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, DEMAND AND COMPETITION FOR THE COMPANY'S PRODUCTS, AND OTHER RISKS OR UNCERTAINTIES DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

                                (tables attached)

                                                                           #1536




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


              HOSPITALITY WORLDWIDE SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      (in thousands, except per share data)


                                                                 Three Months Ended                       Nine Months Ended
                                                                      Sept. 30,                               Sept. 30,
                                                              1997                1996                1997                1996
                                                        ---------------     ---------------     ---------------     ---------------

Revenues                                                      $ 16,532           $  8,240           $ 54,240             17,657
Cost of revenues                                                11,876              6,252             42,570             13,242
Selling, general and
   administrative expenses                                       3,348                862              9,608              2,278
                                                              --------           --------           --------           --------

                                                                15,224              7,114             51,178             15,520
                                                              --------           --------           --------           --------
   Income from operations                                        1,308              1,126              3,062              2,137
                                                              --------           --------           --------           --------
Other income (expense)
   Interest  (expense)                                            (164)              --                 (420)              --
  Interest income                                                  148               --                  289               --
                                                              --------           --------           --------           --------
                                                                   (16)              --                 (131)              --

Income before provision
 for income taxes                                                1,292              1,126              2,931              2,137
Provision for income taxes                                         573                303              1,390                575
                                                              --------           --------           --------           --------
Income from continuing operations                                  719                823              1,541              1,562
Discontinued operations:
 Income from discontinued operations
   less applicable taxes of $2                                    --                    8               --                    8
                                                              --------           --------           --------           --------
Net Income                                                         719                831              1,541              1,570
Preferred dividends                                                 75               --                  225               --
                                                              --------           --------           --------           --------
Net income applicable to
   common shareholders                                        $    644           $    831           $  1,316           $  1,570
                                                              ========           ========           ========           ========
Net income per share                                          $   0.07           $   0.12           $   0.14           $   0.22
                                                              ========           ========           ========           ========
Weighted average common and common
   equivalent shares outstanding                                 9,287              7,138              9,166              7,065
                                                              ========           ========           ========           ========


SUMMARY BALANCE SHEET


                                                Sept. 30,           Dec. 31,
                                                   1997               1996
                                             ---------------     ---------------

                                               (unaudited)          (audited)
Cash and cash equivalents                        $30,395            $   276
Accounts receivable                               10,955              3,135
Other current assets                               8,284              2,686
                                                 -------            -------
   Total current assets                           49,634              6,097
Property plant & equipment, net                    2,480                143
Goodwill and other assets                         19,602              6,510
                                                 -------            -------
   Total assets                                  $71,716            $12,750
                                                 =======            =======

Current liabilities                              $18,342            $ 4,971
Notes payable &
capital lease obligations                            142               --
Shareholders' equity                              53,232              7,779
                                                 -------            -------
Total liabilities &
   shareholders' equity                          $71,716            $12,750
                                                 =======            =======


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